  FORM 8-K Cover Page
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 25, 2006

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends that certain Form 8-K filed on January 27, 2006 describing the adoption of an Annual Incentive Plan to include a copy of the Plan document as an exhibit and to disclose the individual performance criteria for participation in the Plan.

Item 1.01 Entry Into a Material Definitive Agreement

On January 25, 2006, the independent directors of the Board of Directors (the "Board") of Downey Financial Corp. (the "Company"), upon the recommendation of the Compensation Committee of the Board (the "Committee"), approved an Annual Incentive Plan for the Company for 2006 (the "Plan"). Under the Plan, cash bonus awards are granted to certain of the Company’s employees, including its executive officers, based upon (a) the achievement of performance goals of the Company measured by net income and (b) individual performance. The Committee evaluates individual performance based upon the following criteria: planning; initiative; communication and interpersonal skills; decision making and problem solving; efficiency and effectiveness; budget and expenses; judgment; and leadership.

A summary of the Plan is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1  Summary of 2006 Annual Incentive Plan for Executive Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: February 10, 2006	By /s/ Jon A. MacDonald Jon A. MacDonald Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Summary of Annual Incentive Plan for Executive Management